Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. REPORTS 13.5%

ANNUALIZED ROE FROM TAXABLE REIT INCOME FOR Q2 2013

VERO BEACH, Fla. -- August 1, 2013 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA, and ARR PrB; NYSE MKT: ARR.WS) (“ARMOUR” or the “Company”) today announced financial results for the quarter ended June 30, 2013.

Second Quarter 2013 Highlights and Financial Information

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Estimated taxable REIT income of approximately $91.4 million represents 13.5% annualized yield on stockholders’ equity at the beginning of the quarter

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Common dividends paid were $78.7 million or $0.21 per Common share of record

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Preferred dividends paid were $3.9 million

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Core Income of approximately $69.9 million or $0.18 per Common share

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GAAP net income of approximately $481.4 million or $1.28 per Common share

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Realized gains on Agency Securities sales totaled $20.9 million or $0.06 per Common share

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Core Income represents 10.3% annualized yield on stockholders’ equity at the beginning of the quarter

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Average yield on assets of 2.53% and average net interest margin of 1.38%

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Annualized average principal repayment rate (CPR) of 10.8%

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Stock outstanding as of June 30, 2013:

Common – 370,737,000 shares

Series A Preferred - 2,181,000 shares

Series B Preferred - 5,650,000 shares

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Q2 2013 weighted average diluted Common shares were 374,135,000

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Book Value (stockholders’ equity) as of June 30, 2013 was $2.2 billion or $5.43 per Common share

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Agency Securities sales since June 30, 2013 totaled approximately $4.2 billion, resulting in realized capital losses of approximately $0.2 billion

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Additional updated information on the Company’s investment, financing and hedge positions can be found in the ARMOUR Residential REIT, Inc. July 16, 2013 “Company Update.” ARMOUR posts Company Updates each month on www.armourreit.com.

Q2 2013 Results

Taxable REIT Income and Core Income

Estimated taxable real estate investment trust (“REIT”) income for the quarter ended June 30, 2013 was approximately $91.4 million. The Company distributes dividends based on its estimate of taxable earnings, not based on net income calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Taxable REIT income and GAAP net income will differ primarily because of the non-taxable unrealized changes in the value of the Company’s derivatives, which the Company uses as hedges. These unrealized gains/losses on derivatives are included in GAAP net income, whereas unrealized valuation changes are not included in taxable income.

Core Income for the quarter ended June 30, 2013 was $69.9 million. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and U.S. Treasury Securities and certain non-recurring expenses.  Core Income may differ from GAAP net income, which includes the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency Securities and U.S. Treasury Securities.

- MORE -

ARMOUR Residential REIT, Inc. Reports 13.5% Annualized ROE from Taxable

REIT Income for Q2 2013

August 1, 2013

GAAP Net Income

For the purposes of computing GAAP net income, the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in its consolidated statement of comprehensive income. Due to the rise in interest rates during the quarter, the corresponding unrealized gain on derivatives was $412.2 million. GAAP net income for the second quarter of 2013 was $481.4 million, including realized gains on the sales of Agency Securities of $20.9 million.

Dividends

The Company paid dividends of $0.07 per Common share of record for each month of the quarter, resulting in payments to common stockholders of $78.7 million. The Company also paid monthly dividends of $0.17 per outstanding share of Series A Preferred Stock resulting in payments to Series A Preferred stockholders of $1.2 million and $0.16 per outstanding share of Series B Preferred Stock resulting in payments to Series B Preferred stockholders of $2.7 million. The Company had estimated taxable REIT income available to pay dividends of $91.4 million in Q2 2013.

Per Share Amounts

Per Common share amounts are net of applicable Preferred Stock dividends and liquidation preferences.  The denominators used to calculate per Common share amounts as of June 30, 2013 and for the quarter then ended reflect the dilutive effects of unvested stock awards.  Such effects are not material.

Portfolio

The Company’s portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities and was valued at $22.6 billion as of June 30, 2013.  During the second quarter of 2013, the annualized yield on average assets was 2.53%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 1.14%, resulting in a net interest spread of 1.38% for the quarter.

The $22.6 billion portfolio of Agency Securities at June 30, 2013 consisted of 93.9% fixed rate Agency Securities and 6.1% ARMs and Hybrid ARMs.  The Company defines “Hybrid ARMs” as adjustable rate Agency Securities with longer than 18 months to rate reset and “ARMs” as adjustable rate Agency Securities with rate resets shorter than 19 months.

Portfolio Financing, Leverage and Interest Rate Hedges

As of June 30, 2013, the Company financed its portfolio with approximately $19.8 billion of net borrowings under repurchase agreements and $1.9 billion of U.S. Treasury Securities sold short. The Company’s debt to equity ratio, as measured to paid-in capital, as of June 30, 2013, was 7.77 to 1. The Company’s debt-to-total stockholders’ equity ratio as of June 30, 2013 was 9.77 to 1.

As of June 30, 2013, the following information was available related to the Company’s interest rate risk and hedging activities: the Company’s repurchase agreements had a weighted-average maturity of approximately 38 days. The Company had a notional amount of $12.3 billion of various maturities of interest rate swap contracts with a weighted average swap rate of 1.4%.  The Company had a notional amount of $750.0 million of various maturities of swaptions with a weighted average swap rate of 2.2%. The Company had a notional amount of $74.0 million of various maturities of Eurodollar futures contracts sold at a weighted average swap equivalent rate of 2.1%.

Management Fee

The Company pays a management fee of 1.5% (per annum) of gross equity raised up to $1 billion and 0.75% (per annum) of gross equity raised above $1.0 billion.  As of June 30, 2013, the effective management fee was 1.016% based on gross equity raised.

Regulation G Reconciliation

Taxable REIT income is calculated according to the requirements of the Internal Revenue Code (“the Code”) rather than GAAP. The Company plans to distribute at least 90% of its taxable REIT income in order to maintain its tax qualification as a REIT under the Code. The Company believes that taxable REIT income is useful to investors because taxable REIT income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status.  Core income also excludes gains and losses on security sales.  However, because taxable REIT income and Core income are incomplete measures of the Company’s financial performance and involve differences from net income computed in accordance with GAAP, taxable REIT income and Core income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

- MORE -

ARMOUR Residential REIT, Inc. Reports 13.5% Annualized ROE from Taxable

REIT Income for Q2 2013

August 1, 2013

The following table reconciles the Company’s consolidated results from operations to taxable REIT income and Core income for the quarter ended June 30, 2013:

Quarter Ended June 30, 2013
(in millions)
GAAP net income	$481.4
Unrealized gain on derivatives	(412.2)
Unrealized loss on U.S. Treasury Securities sold short	21.7
Amortization of deferred hedging costs	0.5
Estimated taxable REIT income	$91.4
Gain on sale of Agency Securities	(20.9)
Gain on sale of U.S. Treasury Securities	(0.6)
Core Income	$69.9

Common Stock

The Company issued 16,517 shares of common stock during the second quarter of 2013 under its dividend reinvestment plan at a weighted average price of $5.23 per share. As of June 30, 2013, there were 370,737,000 Common shares outstanding. During May 2013 the Company repurchased 3,395,603 shares of our outstanding common stock under the Repurchase Program at a weighted average price of $5.94 per share for an aggregate of $20.3 million.

Preferred Stock

As of June 30, 2013, there were 5,650,000 shares of Series B Preferred Stock outstanding.  As of June 30, 2013, there were 2,181,000 shares of Series A Preferred Stock outstanding.

Subsequent Agency Security Sales

Since June 30, 2013, the Company has sold approximately $4.2 billion of Agency Securities and U.S. Treasury Securities resulting in realized capital losses of approximately $0.2 billion. Our REIT dividend requirements are based on the amount of our ordinary taxable income. These capital losses do not affect the amount of the Company’s ordinary taxable income, but will generally be available to offset capital gains realized in the years 2013 through 2018. Through June 30, 2013, the Company realized approximately $40.0 million of capital gains subject to such offsetting.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in fixed rate, hybrid adjustable rate and adjustable rate residential mortgage backed securities. These securities are issued or guaranteed by U.S. Government-sponsored entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC, an investment advisor registered with the Securities and Exchange Commission (“SEC”). ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Code for U.S. federal income tax purposes.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the SEC.  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

- MORE -

ARMOUR Residential REIT, Inc. Reports 13.5% Annualized ROE from Taxable

REIT Income for Q2 2013

August 1, 2013

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT: Investor Contact: investors@armourreit.com

James R. Mountain

Chief Financial Officer

ARMOUR Residential REIT, Inc.

(772) 617-4340

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